Exhibit 31.1

CERTIFICATION

PURSUANT TO RULE 13a-14 AND 15d-14

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Jay Kim, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-Q/A to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 of Reborn Coffee, Inc. (this “Report”); and

2.	Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date: October 5, 2022	By:	/s/ Jay Kim
Jay Kim
Chief Executive Officer (Principal Executive Officer)